UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2016

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2016, Lakeland Bancorp, Inc. (the “Company”), the parent company of Lakeland Bank, entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”). Pursuant to the Sales Agreement, KBW will act as the Company’s sales agent with respect to an offering and sale, at any time and from time to time, of the Company’s common stock, no par value per share (the “Shares”). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount of up to $50,000,000.

Sales of the Shares, if any, through the sales agent will be made directly on the NASDAQ Global Select Market, on any other existing trading market for the Shares or to or through a market maker. In addition, with the Company’s prior consent, the sales agent may also sell the Shares by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-203408), which was previously declared effective by the Securities and Exchange Commission, and the related prospectus and prospectus supplement.

The Company or the sales agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $50,000,000, or sooner if either the Company or the sales agent terminates the Sales Agreement.

The Company will pay the sales agent a commission equal to 2.5% of the gross proceeds from any sale of the Shares sold pursuant to the Sales Agreement.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has agreed to indemnify the sales agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2016, the Company issued a press release announcing the commencement of the at-the-market offering described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the legal opinion of Lowenstein Sandler LLP with respect to the validity of the Shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP.

10.1	At Market Issuance Sales Agreement dated as of December 9, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press release of the Company, dated December 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson

Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 9, 2016

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP.

10.1	At Market Issuance Sales Agreement dated as of December 9, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press release of the Company, dated December 9, 2016.